UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/07/2005

MCG Capital Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  0-33377

Delaware	54-1889518
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1100 Wilson Boulevard, Suite 3000, Arlington, VA 22209
(Address of principal executive offices, including zip code)

(703) 247-7500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On December 7, 2005, we amended our Commercial Loan Funding Trust Facility, funded through Three Pillars Funding LLC, an asset-backed commercial paper program administered by SunTrust Bank. Pursuant to this amendment, the concentration criteria relating to permissible industry segments were modified and certain technical clarifications were incorporated relating to the mechanics of releasing loan files. The text of the amendment is attached as an exhibit hereto.

Item 9.01.    Financial Statements and Exhibits

Exhibit 10.1: Third Amendment to Sale and Servicing Agreement, dated as of December 7, 2005 among MCG Commercial Loan Funding Trust, MCG Capital Corporation, Three Pillars Funding LLC, SunTrust Capital Markets, Inc., and Wells Fargo Bank, National Association.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCG Capital Corporation

Date: December 13, 2005	By:	/s/ Michael R. McDonnell
Michael R. McDonnell
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1
Third Amendment to Sale and Servicing Agreement, dated as of December 7, 2005 among MCG Commercial Loan Funding Trust, MCG Capital Corporation, Three Pillars Funding LLC, SunTrust Capital Markets, Inc., and Wells Fargo Bank, National Association